UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):       November 13, 2019

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AWRE	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mohamed Lazzouni

On November 13, 2019, the Board of Directors of Aware, Inc. (“Aware”) appointed Mohamed Lazzouni to serve as Chief Technology Officer of Aware, effective November 19, 2019 (the “Effective Date”). Mr. Lazzouni, age 60, currently serves as a board member of Epochal Technologies, Inc., a provider of demographic data solutions. Mr. Lazzouni served as President and CEO of Epochal Technologies, Inc. from August 2018 to November 2019. Mr. Lazzouni previously served as President of the Anti-Counterfeiting Business, then Chief Operating Officer at Authentix, Inc., a provider of authentication solutions, from 2013 to 2018; Chief Technology Officer and Senior Vice President of MorphoTrust USA LLC, a provider of identity assurance solutions, from 2006 to 2013 and as Chief Technology Officer and Senior Vice President of Viisage Technology, Inc., a provider of identity verification technology, from 2001 to 2006. Mr. Lazzouni received his Ph.D. in Physics from the University of Oxford, his Master’s degree in Physics from the University of London and his Bachelor of Science degree in Physics from Badji Mokhtar University, Annaba (UBMA).

On November 19, 2019, Aware and Mr. Lazzouni entered into an Employment Agreement (the “Lazzouni Employment Agreement”). Pursuant to the Lazzouni Employment Agreement, Mr. Lazzouni will receive the following compensation: (a) an annual base salary of $225,000; (b) annual cash incentive compensation as determined by the Board or the Compensation Committee with an initial target annual incentive compensation up to 50% of his base salary and tied to Company performance targets as determined by the Compensation Committee; (c) a stock option for 18,750 shares of Aware’s common stock with an exercise price per share equal to the greater of (i) the fair market value of a share of Aware’s common stock on the date of grant or (ii) $4.50 (such exercise price referred to as the “Base Exercise Price”) and vesting over four years; (d) a stock option for 18,750 shares of Aware’s common stock with an exercise price per share equal to the Base Exercise Price plus $1.00 and vesting over four years; (e) a stock option for 18,750 shares of Aware’s common stock with an exercise price per share equal to the Base Exercise Price plus $2.00 and vesting over four years; and (f) a stock option for 18,750 shares of Aware’s common stock with an exercise price per share equal to the Base Exercise Price plus $3.00 and vesting over four years. All stock options must be exercised within 60 days of Mr. Lazzouni ceasing to be an employee of, or paid consultant to, Aware.

Subject to Mr. Lazzouni signing and delivering to Aware a noncompetition agreement and a release of claims, Mr. Lazzouni will also be eligible to receive compensation upon termination of Mr. Lazzouni’s employment by Aware without “Cause” or by Mr. Lazzouni for ”Good Reason” as follows: (a) an amount equal to Mr. Lazzouni’s base salary paid during the twelve (12) months immediately preceding the termination of Mr. Lazzouni’s employment with Aware, divided by the number of days employed during the twelve (12) months immediately preceding the termination of Mr. Lazzouni’s employment with Aware and multiplied by 365, (b) all time-based stock options and other time-based stock-based awards held by Mr. Lazzouni in which such stock option or other stock-based award would have vested if Mr. Lazzouni had remained employed for an additional twelve (12) months following the date of termination shall vest and become exercisable or nonforfeitable as of the date of termination, and (c) Aware paying the difference between the cost of COBRA continuation coverage, should Mr. Lazzouni elect to receive it, for Mr. Lazzouni and any dependent who received health insurance coverage prior to termination of Mr. Lazzouni’s employment with Aware, and any premium contribution amount applicable to Mr. Lazzouni as of such termination, for a period of twelve (12) months following the date of termination of Mr. Lazzouni’s employment with Aware.

Pursuant to the change in control provisions in the Lazzouni Employment Agreement, if Mr. Lazzouni’s employment is terminated during the eighteen (18) month period following a “Change of Control” (a) by Aware without “Cause” or (b) by Mr. Lazzouni for “Good Reason”, subject to Mr. Lazzouni signing and delivering to Aware a noncompetition agreement and a release of claims, Mr. Lazzouni will receive from Aware: (i) a lump-sum amount equal to (A) 1.5 times (B) Mr. Lazzouni’s base annual salary paid during the twelve (12) months immediately preceding the termination of Mr. Lazzouni’s employment with Aware, divided by the number of days employed during the twelve (12) months immediately preceding the termination of Mr. Lazzouni’s employment with Aware and multiplied by 365, (ii) all time-based stock options and other time-based stock-based awards held by Mr. Lazzouni as of the occurrence of such Change of Control shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of termination and (iii) the difference between the cost of COBRA continuation coverage, should Mr. Lazzouni elect to receive it, for Mr. Lazzouni and any dependent who received health insurance coverage prior to termination of Mr. Lazzouni’s employment with Aware, and any premium contribution amount applicable to Mr. Lazzouni as of such termination, for a period of eighteen (18) months following the date of termination of Mr. Lazzouni’s employment with Aware.

A copy of the Lazzouni Employment Agreement is attached as Exhibit 10.1 to this Report. The foregoing summary of the Lazzouni Employment Agreement is qualified in its entirety by reference to the Lazzouni Employment Agreement.

Aware, Inc. Q4 2019 Executive Bonus Plan

On November 13, 2019, the Compensation Committee of Aware, Inc. (the “Company”) approved the Aware, Inc. Q4 2019 Executive Bonus Plan (the “Plan”) and established performance criteria and target bonuses thereunder. The Plan supersedes and replaces the Aware, Inc. 2019 Executive Bonus Plan approved by the Compensation Committee of the Company on March 26, 2019 for Kevin Russell and David Martin.

Pursuant to the Plan, each of Robert A. Eckel, the Company’s Chief Executive Officer and President, Kevin T. Russell, the Company’s Chief Legal and Administrative Officer, Robert M. Mungovan, the Company’s Chief Commercial Officer, and David J. Martin, the Company’s Chief Financial Officer (the “Participants”), will be eligible to receive a bonus, based on the Company’s achievement in Q4 2019 of revenue target (“Q4 2019 Target Revenue”) and the achievement of certain operational goals by each Participant, in each case as determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).

70% of the bonus will be paid for achieving certain Company financial goals and 30% of the bonus will be paid for achieving certain operational goals. The Aware, Inc. Q4 2019 Executive Bonus Plan supersedes and replaces the Aware, Inc. 2019 Executive Bonus Plan approved by the Compensation Committee on March 26, 2019 for Kevin Russell and David Martin.

The amount of the potential bonus that could be earned by the Participants is as follows: Robert Eckel up to $55,000.00; Kevin Russell up to $36,666.67; Robert Mungovan up to $50,416.67 and David Martin up to $25,666.67.

The amount of the bonus earned by a Participant with respect to the Q4 2019 Target Revenue will depend upon the Company’s actual Q4 2019 Revenue, as compared to the Q4 2019 Target Revenue. The following tables will be used to determine the applicable bonuses for the achievement of the Q4 2019 Target Revenue:

Robert Eckel

Actual Q4 Revenue as a % of Q4 2019 Target Revenue	Bonus Amount-Q4 Revenue
Less than 85% of Q4 2019 Target Revenue	$0
85% of Q4 2019 Target Revenue	$13,125.00
95% of Q4 2019 Target Revenue	$22,312.50
100% of Q4 2019 Target Revenue	$26,250.00
125% or more of Q4 2019 Target Revenue	$43,750.00

Kevin Russell

Actual Q4 Revenue as a % of Q4 2019 Target Revenue	Bonus Amount-Q4 Revenue
Less than 85% of Q4 2019 Target Revenue	$0
85% of Q4 2019 Target Revenue	$8,750.00
95% of Q4 2019 Target Revenue	$14,875.00
100% of Q4 2019 Target Revenue	$17,500.00
125% or more of Q4 2019 Target Revenue	$29,166.67

Robert Mungovan

Actual Q4 Revenue as a % of Q4 2019 Target Revenue	Bonus Amount-Q4 Revenue
Less than 85% of Q4 2019 Target Revenue	$0
85% of Q4 2019 Target Revenue	$12,031.25
95% of Q4 2019 Target Revenue	$20,453.13
100% of Q4 2019 Target Revenue	$24,062.50
125% or more of Q4 2019 Target Revenue	$40,104.17

David Martin

Actual Q4 Revenue as a % of Q4 2019 Target Revenue	Bonus Amount-Q4 Revenue
Less than 85% of Q4 2019 Target Revenue	$0
85% of Q4 2019 Target Revenue	$6,125.00
95% of Q4 2019 Target Revenue	$10,912.50
100% of Q4 2019 Target Revenue	$12,250.00
125% or more of Q4 2019 Target Revenue	$20,416.67

The amount of bonus payable with respect to the bonus for achievement of the financial goals will be subject to linear interpolation to reflect actual Q4 2019 Revenue between the Q4 2019 Target Revenue Goal and 85% of Q4 2019 Target Revenue Goal or between 95% of Q4 2019 Target Revenue Goal and 125% of Q4 2019 Target Revenue Goal.

Mr. Eckel, Mr. Russell, Mr. Mungovan and Mr. Martin may earn up to $11,250, $7,500, $10,312.50 and $5,250, respectively, upon full achievement, as determined by the Compensation Committee, of their respective Operational Goals under the Plan, which are specific to each Participant.

All payouts under the Plan are subject to final approval by the Compensation Committee, which shall have the authority to reduce, but not increase, any amounts payable under the Plan.

A copy of the Plan is attached as Exhibit 10.2 to this Report. The foregoing summary of the Plan is qualified in its entirety by reference to the Plan.

Press Release

On November 19, 2019, Aware issued a press release, attached to this Form 8-K as Exhibit 99.1, announcing that Mr. Lazzouni had become Chief Technical Officer of Aware.

Item 9.01.	Financial Statements and Exhibits.

No financial statements are required to be filed as part of this Report. The following exhibit is filed as part of this Report:

10.1*	Employment Agreement between Aware, Inc. and Mohamed Lazzouni dated November 19, 2019
10.2*	Aware, Inc. Q4 2019 Executive Bonus Plan
99.1	Press Release issued by Aware, Inc. on November 19, 2019

* Management contract or compensatory plan

^ Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated under the Securities Act of 1933.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By:	/s/ Kevin T. Russell
Kevin T. Russell
Chief Legal and Administrative Officer

Date: November 19, 2019

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